Exhibit 10.12

                               OPTION TO PURCHASE

     THIS OPTION TO PURCHASE (this "Agreement"), dated effective as of June 15, 1997, is between American Rivers Oil Company ("AROC"), a Wyoming corporation, and Creston Explorations ("Creston"), a Cayman Islands corporation.

                                    Recitals
                                    --------

     A. Opon Development Company ("Opon") has entered into a $12,5 million borrowing base revolving credit facility from N.M. Rothschild & Sons, Ltd. ("Rothschild") through Rothschild Denver, Inc. (the "Rothschild Credit Line"), which credit facility required a pledge of all of the outstanding capital stock of Opon (the "Opon Stock").

     B. Creston is the owner of 21.950885 shares of Opon Stock (being 21.950885% of the outstanding equity of Opon), and has benefited as a result of the Rothschild Credit Line. Creston's Opon Stock is currently pledged (the "Stock Pledge") to Rothschild as partial security for the Rothschild Credit Line.

     C. AROC desires to obtain an option from Creston, and Creston desires to grant an option to AROC to purchase Creston's Opon Stock, subject to the terms of (i) the Stock Pledge, (ii) the revolving credit agreement and all related documents between Opon and Rothschild, and (iii) that certain Shareholder Agreement (the "Shareholder Agreement") dated June 14, 1996 among Opon. Creston and Chase Opon, Ltd. (collectively the "Prior Documents").

     IN CONSIDERATION of he foregoing, the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AROC and Creston agree as follows:

                               ARTICLE I: OPTION
                                          ------

     1.01 Grant of Option. Creston hereby grants to AROC an irrevocable and exclusive option (the "Option") to purchase the Opon Stock on the terms and conditions set forth below. AROC's services in connection with the Rothschild Credit Line shall serve as consideration for Creston's granting of the Option.

     1.02 Term of Option. The term of the Option shall be until 5:00 p.m. September 15, 1997 (the "Expiration Date").



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     1.03 Exercise of Option.  AROC may elect to exercise the Option at any time prior to the Expiration Date by executing and delivering to Creston written notice of such election and payment of the Exercise Price (as defined below). There shall be no penalty for early exercise of the Option. Upon exercise of the Option, the parties shall have 30 days in which to close (the "Closing") the purchase of the Opon Stock by AROC.

     1.04 Exercise Price. The exercise price for the Opon Stock (the "Exercise Price") shall be $5,000,000 cash and $3,500,000 in AROC common stock or another publicly traded equity security, with the number of shares to be determined by the average closing price of such security for the five business days prior to the day before Closing.

     1.05 Adjustment to Purchase Price. The parties hereto acknowledge and agree that the Exercise Price payable by AROC is based on the Creston's percentage ownership of Opon as of the date of this Agreement. If, prior to the date upon which AROC delivers the Exercise Price, Opon issues additional capital stock or grants options or warrants which permit the holder thereof to purchase addition capital stock, the parties shall adjust the Exercise Price to reflect the corresponding decrease in Creston's percentage ownership of Opon.

             ARTICLE II: REPRESENTATIONS AND WARRANTIES OF CRESTON
                         -----------------------------------------

     Creston represents and warrants to AROC that as of the date hereof:

     (a) Creston has received no notice of, and has no other knowledge of, any litigation, claim or proceeding, pending or currently threatened, which affects the Opon Stock;

     (b) Except with respect to consents required under the Prior Documents, Creston has taken all action necessary for (i) the authorization, execution, delivery, and performance of all its obligations under this Agreement and the consummation of the transactions contemplated herein, and (ii) the authorization, execution, and delivery of the Opon Stock being sold upon exercise of the Option. This Agreement constitutes a valid and binding obligation of Creston, enforceable against Creston in accordance with its terms, subject to obtaining the consent of Rothschild and to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

     (c) Creston holds the Opon Stock free and clear of any mortgage, lien, security interest, security agreement, conditional sale or other title retention agreement, limitation, pledge, option, charge, assessment, restrictive agreement, restriction, encumbrance, adverse interest, restriction on transfer or any exception to or defect in title or other ownership interests other than those contained in the Prior Documents.


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     (d) Except  with  respect to consent  required  under the Prior  Documents,
Creston  has  obtained  all  consents,   approvals,  or  authorizations  of,  or
registrations, qualifications, designations, declarations' or filings with any federal or state governmental authority, and all consents, approvals or authorizations of any third party, required in connection with the execution of this Agreement and the transactions contemplated hereby.

     (e) Assuming that the consents under the Prior Documents are obtained, the execution and delivery of this Agreement and the performance or all of the obligations of Creston hereunder will not result in a breach of or constitute a default under any agreement entered into by Creston or under any covenant or restriction affecting Creston's Opon Stock.

              ARTICLE III: REPRESENTATIONS AND WARRANTIES OF AROC
                           --------------------------------------

     AROC represents and warrants to Creston that as of the date hereof:

     (a) AROC is a corporation that is duly organized, validly existing, and in good standing under the laws of the State of Wyoming, has all necessary corporate power and authority to own properties owned by it and carry on its business as now owned and operated by it, and is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which failure to so qualify would have a materially adverse effect upon its operations or financial condition.

     (b) All corporate action on the part of the Company necessary for (i) the authorization, execution, delivery, and performance of all the obligations of the Company under this Agreement and the consummation of the transactions contemplated herein, and (ii) the authorization, issuance, execution, and delivery of the AROC Common Stock being delivered by AROC hereunder has been duly and validly completed. This Agreement constitutes a valid and binding obligation of AROC enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and to general equitable principles.

     (c) The AROC Common Stock, when delivered by AROC in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid, and non-assessable and will be free of any liens or encumbrances.


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              ARTICLE IV: COVENANTS OF AROC RELATING TO INSPECTION
                          ----------------------------------------

     AROC shall permit Creston at Creston's expense to visit and inspect its financial and accounting records, and corporate books and documents relating to the AROC Common Stock at such reasonable times as may be requested by Creston. At AROC's request, Creston shall enter into AROC's standard-form confidentiality agreements in order to maintain the confidentiality of any confidential information may be acquired in the course of any such inspection.

                        ARTICLE V: COVENANTS OF CRESTON
                                   --------------------

     5.1 Inspection. Creston shall permit AROC at AROC's expense to visit and inspect its financial and accounting records, and corporate books and documents relating to the Opon Stock at such reasonable times as may be requested by AROC. At Creston's request, AROC shall enter into Creston's standard-form confidentiality agreements in order to maintain the confidentially of any confidential information may be acquired in the course of any such inspection.

     5.2 Information. From the date hereof through Closing, Creston shall give prompt notice to AROC of the occurrence, or failure to occur, of any event which occurrence or failure would likely cause a material change in the business, financial position, assets or affairs of Opon, including without limitation, the sale or further encumbrance by Opon of any assets of Opon.

     5.3 No Encumbrances on or Changes in Opon Stock. From the date hereof through Closing, Creston shall not individually or as a voting shareholder of Opon (i) take any action which will create an additional encumbrance on its Opon Stock, (ii) pledge or sell any of its Opon Stock other than pursuant to this Agreement and the Prior Documents, or (iii) vote its Opon Stock in any manner the effect of which will have a material change in the rights, preferences, designations, amount or value of its Opon Stock, without the prior written consent of AROC.

             ARTICLE VI: SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                         ------------------------------------------

     No representations or warranties whatever are made by any party to this Agreement except as specifically set forth in this Agreement or in an instrument delivered pursuant to this Agreement. The representations and warranties made by the parties to this Agreement and the covenants and agreements to be performed



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or complied  with by the  respective  parties  under this  Agreement  before the
Closing shall be deemed to be continuing and shall survive the Closing for a period of one year from the Closing but shall terminate on the Expiration Date unless the Option has been timely exercised. Nothing in this paragraph shall affect the obligations of the parties with respect to covenants and agreements contained in this Agreement that are permitted or required to be performed in whole or in part after the Closing and such obligations, covenants and agreements shall survive Closing.

                           ARTICLE VII: MISCELLANEOUS
                                        -------------

     7.01 Effect of Headings. The subject headings of paragraphs and subparagraphs of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

     7.02 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior and contemporaneous agreements, representations and understandings of the parties regarding the subject matter of this Agreement. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

     7.03  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.04 Assignment. This Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns. Neither party may assign this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other party hereto.

     7.05 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if served personally on the party to whom notice is given, or on the third day after mailing, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid and properly addressed as follows:

               To Creston at:

                       Creston Explorations
                       3000 Youngfield, Suite #338,
                       Lakewood, Colorado 80215
                       Attn: Orlyn Terry

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                with copy to:

                       -----------------------------

                       -----------------------------

                       -----------------------------

                       -----------------------------


                To AROC at:

                       American Rivers Oil Company
                       700 East Ninth Avenue,  Suite 106
                       Denver, Colorado 80203
                       Attn: Karlton Terry


                with copy to:

                       Holme Roberts & Owen LLP
                       1401 Pearl Street,  Suite 400
                       Boulder,  Colorado 80302
                       Attention: William R. Roberts, Esq.

Any party may change its address for the giving of notice by giving notice in the manner provided hereunder.

     7.06 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

     7.07 Expenses.  Each party shall bear its own costs,  including  attorneys'
fees,   incurred  in  connection  with  this  Agreement  and  the   transactions
contemplated hereby.

     7.08 Further Assurances. After the Closing, each party shall execute and deliver all additional instruments and documents and take all other action as necessary to effectively carry out the sale of the Property and the other agreements and transactions contemplated hereby.

     7.9 Time of the Essence: Default. With regard to all of the provisions contained in this Agreement, time is of the essence. If any of the conditions in this Agreement are not timely met by AROC or Creston (including but not limited to tendering funds and signing of closing documents on or before the Closing), then AROC or Creston, as the case may be, shall be deemed to be in default hereunder, and the non-defaulting party may exercise its rights under law or equity, including the right to specific performance.



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


     IN WITNESS WHEREOF, the parties to this Agreement have duly executed it as of the day and year first above written.

                                        CRESTON:
                                        --------

                                        CRESTON EXPLORATIONS, a Cayman Islands
                                        corporation

                                        By:  /s/  ORLYN TERRY
                                             ----------------------------------
                                        Name:  Orlyn Terry
                                        Title:  President


                                        AROC:
                                        -----

                                        AMERICAN RIVERS OIL COMPANY, a Wyoming
                                        corporation


                                        By:  /s/  KARLTON TERRY
                                            -----------------------------------
                                            Karlton Terry, President



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